Exhibit 99.1.1

Paramount Gold and Silver Announces $18.2 million Private Placement of Common Stock

Winnemucca, Nevada – March 28, 2012 – Paramount Gold and Silver Corp. (NYSE/TSX: PZG) (Frankfurt: P6G) (WKN: A0HGKQ) (“Paramount” or the “Company”) has entered into definitive agreements with accredited investors to issue shares of its common stock in a private placement transaction (the “Transaction”). Under the terms of the Transaction, Paramount has agreed to sell an aggregate of 8,917,776 shares of common stock at $2.05 per share, for aggregate proceeds of $18,281,441. The closing of the Transaction is anticipated to occur on or about March 30, 2012, subject to the satisfaction of customary closing conditions.

Net proceeds from the Transaction will be used primarily to support the Company's current exploration and development plans together with the Company's ongoing general corporate and working capital requirements.

Christopher Crupi, CEO of Paramount, commented, “this is an exciting time for Paramount. We have completed this financing to ensure that we can push ahead aggressively with the highly successful drill program now in progress at our San Miguel project in Mexico and finish the Preliminary Economic Assessments for both our San Miguel and Sleeper Gold Project in Nevada which are expected this year. We are confident that these important programs will enhance shareholder value over the next year, more than offsetting the share dilution involved.”

In connection with the Transaction, the Company has agreed to use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission to register the resale of the shares of common stock issued at closing of the Transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Paramount Gold and Silver

Paramount is a U.S. based exploration stage mining company with multi-million ounce advanced stage precious metals projects in Nevada (Sleeper) and northern Mexico (San Miguel). Our corporate office is located at 665 Anderson Street, Winnemucca, Nevada and our telephone number is (775) 625-3600. Before giving effect to the Transaction, the Company has 136,944,512 shares of common stock outstanding. Further details may be found at www.paramountgold.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws (together, “forward-looking statements”). These forward-looking statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may differ materially from those expressed in any forward-looking statements as a result of various factors and uncertainties. Paramount cannot provide assurances that any prospective matters described in the press release will be successfully completed or that Paramount will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Annual Report on Form 10-K and in the Current Reports on Form 8-K and other filings made by Paramount with the U.S. Securities Exchange Commission and Canadian securities regulators, which may be viewed at www.sec.gov and www.sedar.com, respectively. Paramount undertakes no obligation to update information contained in this release.

Contacts:
Paramount Gold and Silver Corp.
Christopher Crupi, CEO
Christos Theodossiou
866-481-2233